EXHIBIT 5.1

                  Opinion dated January 7, 1997
                         Newlan & Newlan
        Relating to the Issuance of Shares of Common Stock
     Pursuant to the Consulting and Legal Services Agreement






                         January 7, 1997




Definition, Ltd.
1334 South Killian Drive
Suite 4
Lake Park, Florida 33403

     Re:  Registration Statement on Form S-8 of Definition, Ltd.
          Common Stock Issued Pursuant to a Consulting and Legal
          Services Agreement with Newlan & Newlan, Attorneys at Law

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Definition, Ltd., a Nevada corporation (the "Company"), of 100,000 shares of Company common stock, $.001 par value per share (the
"Common Stock"), issued to the undersigned pursuant to a Consulting and Legal Services Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on December 20, 1996.

     In our capacity as counsel to the Company, we have examined the original, certified, corformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation (as amended), Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon. In issuing this opinion, we have disclosed our conflict of interest with the Company.

     Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable. We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                              Very truly yours,


                              /s/

                              NEWLAN & NEWLAN